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                                    EXHIBIT 5

                   Opinion of Brobeck, Phleger & Harrison LLP

                                November 5, 1998

QRS Corporation
1400 Marina Way South
Richmond, California 94804

    Re:  QRS Corporation (the "Company")
         Registration Statement for Registration
         of an Aggregate of 500,000 Shares of Common Stock

Ladies and Gentlemen:

         We have acted as counsel to QRS Corporation, a Delaware corporation (the "Company") in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 150,000 shares of common stock and related stock options for issuance under the Company's Special Non-Officer Stock Option Plan (the "Non-Officer Plan") and
(ii) the additional 350,000 shares of common stock and related stock options for issuance under the Company's 1993 Stock Option/Stock Issuance Plan (the "1993 Plan").

         This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

         We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment of the Non-Officer Plan and the establishment and amendment of 1993 Plan. Based on such review, we are of the opinion that, if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to (a) the provisions of option agreements duly authorized under the Non-Officer Plan and/or the 1993 Plan and in accordance with the Registration Statement or (b) duly authorized direct stock issuances in accordance with the 1993 Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Non-Officer Plan, the 1993 Plan or the shares of the Company's common stock issuable under such plans or options.

                        Very truly yours,


                       /s/ Brobeck, Phleger & Harrison LLP
                       BROBECK, PHLEGER & HARRISON LLP